Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hemoglobin Oxygen Therapeutics LLC

Souderton, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 25, 2022, relating to the consolidated financial statements of Hemoglobin Oxygen Therapeutics LLC, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

April 25, 2022